UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

700 North Sam Houston Parkway West, Suite 200 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

832-353-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On April 19, 2010, ExpressJet Holdings, Inc. (“the Company”) announced that the Board of Directors named Thomas M. Hanley as President and Chief Executive Officer effective that same date.  The Company also announced that T. Patrick Kelly, a current member of the board who has served as interim President and Chief Executive Officer of the Company since January 4, 2010 will return to his position on ExpressJet’s Board of Directors, including his service on Committees of the Board, effective May 1, 2010.

Mr. Hanley, 55, was previously employed in a variety of executive positions for Wexford Capital from 2002 to 2009, including service as Chief Executive Officer and President of Rhino Energy (2/2009 to 10/2009), Senior Vice President - Administration of Rhino Energy (9 /2007 to 2 /2009), Vice President – Aviation Investments (10/2005 to 9/2007), CEO – Shuttle America Airlines (2/2004 to 10/2005) and President – Republic Airlines (10/2002 to 2/2004).  Prior to that, he served as a Vice President – U.S. Airways Express Division from 1999 to 2002 and worked for United Airlines from 1978 to 1999, holding the position of Director of Interline/United Express at the time of his departure.

There are no arrangements or understandings between Mr. Hanley and the Company or any other persons pursuant to which Mr. Hanley was selected as an officer

Mr. Hanley does not have a family relationship with any director or executive officer of the Company.  There are no relationships or related transactions between Mr. Hanley and the Company of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hanley’s employment agreement with the Company is effective April 19, 2010.  The summary description of the employment agreement included herein is modified in its entirety by reference to the full text of the agreement, which will be filed with the Company’s Form 10-Q for the quarter ended June 30, 2010.

Mr. Hanley’s employment agreement provides for an initial two-year term followed by one-year renewal terms.  Mr. Hanley is entitled to an annual base salary of $375,000, which may be adjusted by the Human Resources Committee of our Board of Directors from time to time.  Further, the agreement provides that Mr. Hanley is entitled to participate in all bonus and incentive plans described in our definitive proxy statement filed with the SEC on April 2, 2010, the summary descriptions of which are incorporated by reference herein, as well as any other plans that may be adopted in the future.  Like the prior CEO, Mr. Hanley will participate in any payments earned under the terms of our Management Bonus Plan in an amount up to 60% of his annual base salary if all of the performance criteria are met and will also receive a prorated bonus under our Long Term Incentive Plan if he remains employed with ExpressJet through the end of the year.  Mr. Hanley will be eligible to participate in future bonus programs on the same terms as other Company executives.  In addition, as a material inducement to Mr. Hanley’s contractual agreement and in order to align Mr. Hanley’s interest with those of stockholders, Mr. Hanley will be granted 300,000 shares of restricted stock as part of a stand-alone grant (“Inducement Grant”), effective upon the date of the required filings.  Generally, upon completing each of the first two years of his employment Mr. Hanley will vest 10% each year, 20% upon completing his third year, and the remaining 60% upon completing his fourth year.  However, in the event that Mr. Hanley’s employment is not renewed following the expiration of a term, his vesting will equal 50% (limited to 150,000 shares, inclusive of all previously vested amounts).  Similarly, in the event of a change in control that results in Mr. Hanley’s involuntary termination within 12 months of the consummation of the change in control, the vesting of the Inducement Grant shares will be accelerated on a sliding scale, ranging from as little as 10% if the change of control occurs during Mr.Hanley’s first 90 days of employment to 100% if the change of control occurs following 730 days (2 years).

Either the Company or Mr. Hanley may terminate the agreement at any time.  If we were to terminate the agreement for any reason other than death, incapacity, a material breach of the agreement’s terms, or for cause, then Mr. Hanley would be entitled to receive certain benefits under the agreement including:

  insurance coverage for Mr. Hanley and his family for a period of 18 months concurrent with COBRA coverage;
  outplacement services;
  continued monthly salary payments for a period of 24 months, plus certain bonus amounts that may be payable; and
  a potential additional bonus payment at the discretion of the Human Resources Committee of our board of directors and subject to the restrictions of the agreement.

Different provisions will apply upon a change in control, including a limitation on the amount of severance payments in the event that a change in control occurs during the first 12 months of Mr. Hanley’s employment.  Upon termination of the agreement, Mr. Hanley has agreed that he will not, in any geographic area or market where we conduct business or have conducted business during the previous 12 months, compete with the Company by:

  engaging in the regional airline business in the Unites States;
  rendering any advice or services to, or otherwise assist, any person engaged in any regional airline business in the United States to compete with the Company; or induce any of our employees to terminate his or her employment with us or hire or assist in the hiring of any such employee.

However, Mr. Hanley may serve as a director, officer, employee, consultant or advisor of a major, mainline airline so long as his duties are principally related to the business of that airline and not to the provision of regional airline services.  These non-competition obligations extend until the first anniversary of his termination of employment.

	8.01	Other Events.

On April 19, 2010, the Company issued a press release announcing that the Board of Directors named Thomas M. Hanley as President and Chief Executive Officer effective immediately.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

	9.01	Financial Statements and Exhibits.
	(d)	Exhibits.
Exhibit No.		Description
	99.1	Press Release, dated April 19, 2010

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: April 19, 2010	/s/ Suzanne Lehman Johnson
Suzanne Lehman Johnson Genral Counsel

EXHIBIT INDEX

99.1	Press Release